EXHIBIT (c)(4)


        AMENDMENT, dated as of July 15, 1999 (this "Amendment"), to the AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"), dated as of July 9, 1999, among Vivendi, a societe anonyme organized and existing under the laws of the Republic of France ("PARENT"), Aqua Alliance Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent ("PURCHASER"), and Aqua Alliance Inc., a Delaware corporation (the "COMPANY").

        WHEREAS, Parent, Purchaser and the Company entered into the Merger Agreement on July 9, 1999; and

        WHEREAS, Parent, Purchaser and the Company desire to effect certain technical changes to the Merger Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

        1. ARTICLE VII, Section 7.01 of the Merger Agreement is hereby amended by adding the following subsection:

        (c) REDEMPTION OF SUBORDINATED CONVERTIBLE
        DEBENTURES. The Company's 8% Subordinated Convertible
        Debentures shall have been redeemed.

        2. ANNEX A shall be amended and revised to read as attached Exhibit A. Subordinated Convertible


     IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       AQUA ALLIANCE INC.


                                       By: /s/ Thierry Mallet
                                           ________________________
                                       Name:  Thierry Mallet
                                       Title: President and CEO



                                       VIVENDI


                                       By: /s/ Daniel Caille
                                          ________________________
                                       Name:  Daniel Caille
                                       Title: Directeur



                                       AQUA ACQUISITION
                                       CORPORATION


                                       By: /s/ Michael Avenas
                                           ________________________
                                       Name:  Michael Avenas
                                       Title: President